Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 of Fox Factory Holding Corp. and subsidiaries of our report dated April 4, 2014 relating to the financial statements of Sport Truck U.S.A. and Subsidiaries which appears in Fox Factory Holding Corp.’s Current Report on Form 8-K/A dated May 30, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Plante & Moran, PLLC

Portage, Michigan
July 7, 2014